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                                                                     EXHIBIT 5.1

                         [Thompson & Knight Letterhead]

                                 August 13, 2002

Dorchester Minerals, L.P.
3738 Oak Lawn, Suite 300
Dallas, Texas 75219

Ladies and Gentlemen:

     We have acted as counsel for Dorchester Minerals, L.P., a Delaware limited partnership (the "Company"), in connection with the proposed issuance by the Company of 27,040,431 Common Units ("Common Units") of the Company. The Common Units are proposed to be issued to holders of partnership interests in Dorchester Hugoton, Ltd., Republic Royalty Company, L.P., Spinnaker Royalty Company, L.P. (the "Combining Parties") in connection with the combination of the business, properties and assets of the Combining Parties, pursuant to the Combination Agreement dated as of December 13, 2001 (the "Combination Agreement"). This opinion is being delivered in connection with the Company's Registration Statement on Form S-4 (Registration No. 333-88282) (the "Registration Statement") relating to the registration of the issuance of the Common Units under the Securities Act of 1933.

     We have participated in and are familiar with the partnership proceedings of the Company relating to the preparation of the Registration Statement. In connection with the foregoing, we have examined the originals or copies certified or otherwise authenticated to our satisfaction of the Registration Statement, and such partnership records of the Company, certificates of public officials, and other agreements, instruments and documents as we have deemed necessary to require as a basis for the opinion hereinafter expressed. We have assumed that (i) all information contained in all documents reviewed by us is true, complete and correct, (ii) all signatures on all documents reviewed by us are genuine, (iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to us as copies are true and complete copies of the originals thereof, (v) each natural person signing any document reviewed by us had the legal capacity to do so, and (vi) each natural person signing in a representative capacity any document reviewed by us had authority to sign in such capacity.

     In rendering this opinion, we have assumed that the Registration Statement will become effective and the Common Units will be issued in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement. We have also assumed that no action heretofore taken by the Managers of Dorchester Minerals Management GP LLC, the general partner of the Company's general partner, in connection with the matters described or referred to herein will be modified, rescinded or withdrawn after the date hereof.

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Dorchester Minerals, L.P.
August 13, 2002
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         Based upon the foregoing and in reliance thereon, and subject to the assumptions and qualifications hereinafter specified, it is our opinion that the Common Units have been duly authorized by all necessary partnership action on the part of the Company, and, when issued in accordance with the terms of the Combination Agreement, will be validly issued, fully paid and nonassessable.

         We hereby consent to the reference to this firm in the Prospectus included in the Registration Statement under the caption "Legal Matters" as the attorneys who will pass upon the legal validity of the Common Units, and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. The foregoing, however, shall not constitute an admission to our being experts as provided for in Sections 7 and 11 of the 1933 Act.

         This opinion is limited in all respects to the laws of the States of Delaware and Texas and the federal laws of the United States of America, and we do not express any opinions as to the laws of any other jurisdiction.

         We express no opinion as to any matter other than as expressly set forth above, and no opinion, other than the opinion given herein, may be inferred or implied herefrom. We undertake no, and hereby disclaim any, obligation to advise the Company or anyone else of any change in any matter set forth herein.

                                                    Respectfully submitted,

                                                    THOMPSON & KNIGHT L.L.P.

                                                    /s/ Thompson & Knight L.L.P.